Q2 FY25 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports Strong Second Quarter Results with 7% Revenue Growth Driven by Continuous Innovation and Leadership in Hybrid Multicloud Solutions

SEATTLE, WA - April 28, 2025 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its second quarter fiscal year 2025 for the period ended March 31, 2025.
“F5’s continuous innovation, technology leadership, and unique ability to address our customers’ hybrid multicloud challenges were key drivers of our strong Q2 results,” said François Locoh-Donou, F5’s President and CEO. “Our second quarter revenue of $731 million reflects 7% growth year over year fueled by 12% product revenue growth including 27% systems revenue growth.”
"F5 alleviates the high costs, crushing complexity, and escalating cyber risks IT teams face in an AI-driven hybrid multicloud world,” continued Locoh-Donou. “With the recently introduced F5 Application Delivery and Security Platform, we are enabling consistent policies, full visibility, and AI-driven insights all from a single platform that is flexible to deploy. We are delivering new capabilities that give CISOs the visibility, compliance, and protection they need to deliver and secure any app, any API, anywhere."
Second Quarter Performance Summary
Second quarter fiscal year 2025 revenue totaled $731 million, compared with $681 million in the second quarter of fiscal year 2024. Systems revenue of $179 million grew 27% from the year-ago period while software revenue was flat at $158 million. Global services revenue of $394 million grew 3% from the year-ago period.
GAAP gross profit for the second quarter of fiscal year 2025 was $590 million, representing GAAP gross margin of 80.7%. This compares with GAAP gross profit of $540 million in the year-ago period, which represented GAAP gross margin of 79.3%. Non-GAAP gross profit for the second quarter of fiscal year 2025 was $607 million, representing non-GAAP gross margin of 83.1%. This compares with non-GAAP gross profit of $559 million in the year-ago period, which represented non-GAAP gross margin of 82.1%.
GAAP income from operations for the second quarter of fiscal year 2025 was $159 million, representing GAAP operating margin of 21.7%. This compares with GAAP income from operations of $140 million in the year-ago period, which represented GAAP operating margin of 20.5%. Non-GAAP income from operations for the period was $233 million, representing non-GAAP operating margin of 31.9%. This compares to non-GAAP income from operations of $210 million in the year-ago period, which represented non-GAAP operating margin of 30.9%.
GAAP net income for the second quarter of fiscal year 2025 was $146 million, or $2.48 per diluted share compared to $119 million, or $2.00 per diluted share, in the second quarter of fiscal year 2024. Non-GAAP net income for the second quarter of fiscal year 2025 was $201 million, or $3.42 per diluted share, compared to $173 million, or $2.91 per diluted share, in the second quarter of fiscal year 2024.

Q2 FY25 Earnings Release	Page 2 of 5
Performance Summary Tables

GAAP Measures			Non-GAAP Measures
($ in millions except EPS)	Q2 FY2025	Q2 FY2024	($ in millions except EPS)	Q2 FY2025	Q2 FY2024
Revenue	$731	$681
Gross profit	$590	$540	Gross profit	$607	$559
Gross margin	80.7%	79.3%	Gross margin	83.1%	82.1%
Income from operations	$159	$140	Income from operations	$233	$210
Operating margin	21.7%	20.5%	Operating margin	31.9%	30.9%
Net income	$146	$119	Net income	$201	$173
EPS	$2.48	$2.00	EPS	$3.42	$2.91
A reconciliation of GAAP to non-GAAP measures is included with the attached financial statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the third quarter of fiscal year 2025, F5 anticipates revenue in the range of $740 million to $760 million, representing 8% annual growth at the midpoint, driven by a substantial subscription software renewal base in the quarter and continued strong systems demand. The Company expects third quarter non-GAAP earnings in the range of $3.41 to $3.53 per diluted share.
For fiscal year 2025, F5 raised its revenue guidance to a range of 6.5% to 7.5% growth over fiscal year 2024, up from its prior guidance for 6% to 7% growth. The Company also raised its non-GAAP earnings per share expectations to a range of 8% to 10% growth over fiscal year 2024, up from its prior guidance of 6.5% to 8.5% growth. On a tax-neutral basis, the midpoint of F5’s fiscal year 2025 non-GAAP earnings per share guidance reflects better than 10% growth year over year.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, April 28, 2025, at 4:30 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, F5’s ability to alleviate the high costs, crushing complexity, and escalating cyber risks IT teams face in an AI-driven hybrid multicloud world, the capabilities of the recently introduced F5 Application Delivery and Security Platform, F5's ability to enable

Q2 FY25 Earnings Release	Page 3 of 5
consistent policies, full visibility, and AI-driven insights all from a single platform that is flexible to deploy, F5's ability to provide new capabilities that give CISOs the visibility, compliance, and protection they need to deliver and secure any app, any API, anywhere, the Company’s future financial performance including revenue growth, earnings growth, future customer demand, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is

Q2 FY25 Earnings Release	Page 4 of 5
adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.

Q2 FY25 Earnings Release	Page 5 of 5
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5, Inc. (NASDAQ: FFIV) is the global leader that delivers and secures every app. Backed by three decades of expertise, F5 has built the industry’s premier platform—F5 Application Delivery and Security Platform (ADSP)—to deliver and secure every app, every API, anywhere: on-premises, in the cloud, at the edge, and across hybrid, multicloud environments. F5 is committed to innovating and partnering with the world’s largest and most advanced organizations to deliver fast, available, and secure digital experiences. Together, we help each other thrive and bring a better digital world to life.
You can also follow @F5 on X or visit us on LinkedIn and Facebook to learn about F5, its partners, and technologies.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$1,259,282	$1,074,602
Accounts receivable, net of allowances of $4,893 and $4,585	379,618	389,024
Inventories	67,880	76,378
Other current assets	629,394	569,467
Total current assets	2,336,174	2,109,471
Property and equipment, net	148,812	150,943
Operating lease right-of-use assets	189,656	178,180
Long-term investments	12,534	8,580
Deferred tax assets	406,690	365,951
Goodwill	2,319,835	2,312,362
Other assets, net	492,876	487,517
Total assets	$5,906,577	$5,613,004
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$43,610	$67,894
Accrued liabilities	279,910	300,076
Deferred revenue	1,200,580	1,121,683
Total current liabilities	1,524,100	1,489,653
Deferred tax liabilities	8,252	7,179
Deferred revenue, long-term	722,019	676,276
Operating lease liabilities, long-term	236,623	215,785
Other long-term liabilities	101,538	94,733
Total long-term liabilities	1,068,432	993,973
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 57,919 and 58,094 shares issued and outstanding	40,252	5,889
Accumulated other comprehensive loss	(22,310)	(20,912)
Retained earnings	3,296,103	3,144,401
Total shareholders’ equity	3,314,045	3,129,378
Total liabilities and shareholders’ equity	$5,906,577	$5,613,004

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net revenues
Products	$337,196	$300,162	$705,693	$606,021
Services	393,927	381,192	791,919	767,930
Total	731,123	681,354	1,497,612	1,373,951
Cost of net revenues
Products	81,287	85,313	164,123	168,021
Services	59,672	55,800	117,346	109,481
Total	140,959	141,113	281,469	277,502
Gross profit	590,164	540,241	1,216,143	1,096,449
Operating expenses
Sales and marketing	218,061	210,800	424,096	409,727
Research and development	136,561	122,207	267,079	241,782
General and administrative	76,645	67,184	149,668	131,902
Restructuring charges	—	90	11,321	8,562
Total	431,267	400,281	852,164	791,973
Income from operations	158,897	139,960	363,979	304,476
Other income, net	12,303	5,974	16,265	15,856
Income before income taxes	171,200	145,934	380,244	320,332
Provision for income taxes	25,670	26,913	68,269	62,929
Net income	$145,530	$119,021	$311,975	$257,403

Net income per share — basic	$2.51	$2.02	$5.37	$4.37
Weighted average shares — basic	57,886	58,788	58,098	58,956

Net income per share — diluted	$2.48	$2.00	$5.30	$4.32
Weighted average shares — diluted	58,764	59,580	58,913	59,617

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	March 31,
	2025	2024
Operating activities
Net income	$311,975	$257,403
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	116,792	111,143
Depreciation and amortization	45,137	57,284
Non-cash operating lease costs	15,792	16,596
Deferred income taxes	(39,212)	(28,935)
Other	3,746	(2,829)
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	7,275	66,569
Inventories	8,498	(33,886)
Other current assets	(53,457)	(34,398)
Other assets	(28,434)	(16,203)
Accounts payable and accrued liabilities	(33,844)	(20,930)
Deferred revenue	124,640	36,855
Lease liabilities	(19,529)	(21,714)
Net cash provided by operating activities	459,379	386,955
Investing activities
Purchases of investments	(1,900)	(1,000)
Maturities of investments	—	5,420
Acquisition of businesses, net of cash acquired	(10,100)	(32,939)
Purchases of property and equipment	(18,576)	(18,503)
Net cash used in investing activities	(30,576)	(47,022)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	23,871	22,557
Payments for repurchase of common stock, including excise taxes	(252,068)	(250,029)
Taxes paid related to net share settlement of equity awards	(16,083)	(8,667)
Net cash used in financing activities	(244,280)	(236,139)
Net increase in cash, cash equivalents and restricted cash	184,523	103,794
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,606)	1,779
Cash, cash equivalents and restricted cash, beginning of period	1,078,340	800,835
Cash, cash equivalents and restricted cash, end of period	$1,261,257	$906,408
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$22,828	$26,169
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$36,893	$7,267

F5, Inc.
GAAP to Non-GAAP Reconciliation
(unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended				Six Months Ended
	March 31,				March 31,
	2025		2024		2025		2024
Net revenues	$731,123		$681,354		$1,497,612		$1,373,951

Gross profit and gross margin:
GAAP gross profit and gross margin	$590,164	80.7%	$540,241	79.3%	$1,216,143	81.2%	$1,096,449	79.8%
Adjustments to gross profit and gross margin:
Stock-based compensation	$7,393	1.0%	$7,447	1.1%	$14,793	1.0%	$15,131	1.1%
Amortization and impairment of purchased intangible assets	9,283	1.3%	11,633	1.7%	18,567	1.2%	22,866	1.7%
Facility-exit costs	437	0.1%	(50)	—	561	—	106	—
Acquisition-related charges	—	—	—	—	—	—	20	—
Non-GAAP gross profit and gross margin	$607,277	83.1%	$559,271	82.1%	$1,250,064	83.5%	$1,134,572	82.6%

Income from operations and operating margin:
GAAP income from operations and operating margin	$158,897	21.7%	$139,960	20.5%	$363,979	24.3%	$304,476	22.2%
Adjustments to income from operations and operating margin:
Stock-based compensation	$58,884	8.1%	$55,141	8.1%	$116,792	7.8%	$111,143	8.1%
Amortization and impairment of purchased intangible assets	10,095	1.4%	13,622	2.0%	20,238	1.4%	27,937	2.0%
Facility-exit costs	4,264	0.6%	(732)	(0.1)%	5,484	0.4%	806	0.1%
Acquisition-related charges	1,214	0.2%	2,390	0.4%	1,905	0.1%	3,191	0.2%
Restructuring charges	—	—	90	—	11,321	0.8%	8,562	0.6%
Non-GAAP income from operations and operating margin	$233,354	31.9%	$210,471	30.9%	$519,719	34.7%	$456,115	33.2%

Net income:
GAAP net income	$145,530		$119,021		$311,975		$257,403
Adjustments to net income:
Stock-based compensation	$58,884		$55,141		$116,792		$111,143
Amortization and impairment of purchased intangible assets	10,095		13,622		20,238		27,937
Facility-exit costs	4,264		(732)		5,484		806
Acquisition-related charges	1,214		2,390		1,905		3,191
Restructuring charges	—		90		11,321		8,562
Tax effects related to above items	(18,893)		(16,369)		(39,649)		(31,152)
Non-GAAP net income	$201,094		$173,163		$428,066		$377,890

Net income per share - diluted:
GAAP net income per share — diluted	$2.48		$2.00		$5.30		$4.32
Adjustments to GAAP net income per share — diluted
Stock-based compensation	$1.00		$0.93		$1.98		$1.86
Amortization and impairment of purchased intangible assets	0.17		0.23		0.34		0.47
Facility-exit costs	0.07		(0.01)		0.09		0.01
Acquisition-related charges	0.02		0.04		0.03		0.05
Restructuring charges	—		—		0.19		0.14
Tax effects related to above items	(0.32)		(0.27)		(0.67)		(0.52)
Non-GAAP net income per share — diluted	$3.42		$2.91		$7.27		$6.34

Weighted average shares — diluted	58,764		59,580		58,913		59,617
Note: Numbers and percentages are rounded for presentation purposes and may not foot.